For Immediate Release
August 22, 2006
CONTACT:
Doral Financial Corporation
Investor Relations
Richard F. Bonini
Tel. (212) 329-3733
DORAL FINANCIAL ANNOUNCES HIGHLY EXPERIENCED BANKING EXECUTIVE,
CALIXTO GARCIA-VELEZ, TO HEAD DORAL BANK PUERTO RICO AND NEW EXPANDED CONSUMER BANKING DIVISION
SAN JUAN, Puerto Rico — August 22, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced it has appointed Calixto (Cali) Garcia-Velez, Chairman and Chief Executive Officer of Doral Bank Puerto Rico. Mr. Garcia-Velez joins Doral from Citigroup, where for the last year he has served as president of Citibank West, FSB, the third largest thrift in the United States, with assets of $109.6 billion and approximately 12,800 employees. He will join Doral in September.
Doral Bank is a leading bank in Puerto Rico, providing a full range of consumer and commercial banking products and services. Mr. Garcia-Velez will be responsible for accelerating the consumer growth strategies at both units, as well as adding new products to Doral’s overall portfolio, including commercial activities such as development and construction lending. He will report to Glen Wakeman, Doral Financial’s President and Chief Executive Officer.
Glen Wakeman said, “We are very pleased that Cali Garcia-Velez has joined Doral’s new senior management team. With years of experience in the Hispanic market, he brings to Doral strong expertise in consumer banking and a strong record of professional management success. We welcome to the Doral organization his experience and proven managerial leadership.”
Mr. Garcia-Velez, his wife Carmen and family will relocate to Puerto Rico.
Prior to serving as President of Citibank West, Mr. Garcia-Velez was president of Citibank Florida and business manager of Citibank North America’s South division, which included Florida, the Mid-Atlantic region, Puerto Rico and Texas. He began his professional career in 1990 with First Union Bank as a management associate in Florida. He joined Citibank Florida in March 1993 as a financial center manager. He received both his Bachelor’s and Master’s degrees from the University of Miami in Coral Gables, Florida.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.
Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	Doral Financial’s ability to attract new clients and retain existing clients;

•	Doral Financial’s ability to retain and attract key employees;

•	Doral Financial’s ability to successfully implement new business strategies;

•	potential adverse effects to Doral Financial’s financial condition, results of operations or prospects resulting from any required adjustments to prior period financial statements;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from worsening economic conditions in Puerto Rico;

•	potential adverse developments in connection with the ongoing inquiry of the U.S. Securities and Exchange Commission or the request for information from the U.S. Attorney’s Office for the Southern District of New York;

•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	potential adverse developments in connection with ongoing shareholder litigation against the Company;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	risks arising from the downgrade and potential further downgrades in the credit ratings of the Company’s securities;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.